SEE RESTRICTIVE LEGEND ON REVERSE SIDE

                      INCORPORATED UNDER THE LAWS OF
                                 DELAWARE

No. ****                                                      Shares *****

                  PERMA-FIX ENVIRONMENTAL SERVICES, INC.

               SERIES 4 CLASS D CONVERTIBLE PREFERRED STOCK
                         Par Value $.001 Per Share

THIS CERTIFIES THAT --S P E C I M E N -- is the owner of *******
*********** (*********) shares of Series 4 Class D
Convertible Preferred Stock of
                  Perma-Fix Environmental Services, Inc.
transferrable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this _____ day of June, 1997.

/s/ Richard T. Kelecy                 /s/ Louis Centofanti
__________________________           __________________________
                Secretary                             President

                            SHARES  $.001  EACH

     NEITHER THIS PREFERRED STOCK NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS PREFERRED STOCK HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THIS PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS PREFERRED STOCK MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAW OR WITHOUT THE PRIOR WRITTEN CONSENT OF PERMA-FIX ENVIRONMENTAL SERVICES, INC. AND AN OPINION OF PERMA-FIX ENVIRONMENTAL SERVICES, INC.'S COUNSEL, OR AN OPINION FROM COUNSEL FOR THE HOLDER HEREOF, WHICH OPINION IS SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.
     NOTWITHSTANDING THE FOREGOING, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION ARE ALSO SUBJECT TO THE REGISTRATION RIGHTS SET FORTH IN THAT CERTAIN SUBSCRIPTION AND PURCHASE AGREEMENT BY AND BETWEEN THE HOLDER HEREOF AND THE COMPANY, DATED JUNE 9, 1997, A COPY OF WHICH IS ON FILE AT THE COMPANY'S
PRINCIPAL EXECUTIVE OFFICE.
     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF THE SERIES 4 CLASS D CONVERTIBLE PREFERRED STOCK AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.
                            *******************
                                CERTIFICATE
                                    FOR
                                   *****
                                  SHARES
                                  of the
                               CAPITAL STOCK
                                    of
                  Perma-Fix Environmental Services, Inc.

               Series 4 Class D Convertible Preferred Stock
                         Par Value $.001 Per Share

                                 ISSUED TO
                          ****S P E C I M E N****

                                   DATED
                               June ____, 1997
                            *******************

     For Value Received, __________ hereby sell, assign and transfer unto __________________________________________________
___________________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________________ to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

     Dated __________________, 19______.

     In presence of ________________________________________